EXHIBIT 99.1

PCTEL Reports Fourth Quarter and Full Year 2022 Financial Results

PCTEL achieved 2022 revenues of $99.4 million, up 13%, and gross profit margin of 46%

Strong expansion in net income and Adjusted EBITDA in the fourth quarter and fiscal year 2022

BLOOMINGDALE, Illinois – March 7, 2023 – PCTEL, Inc. (Nasdaq: PCTI) (“PCTEL” or the “Company”), a leading global provider of wireless technology solutions, today reported results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•
Revenues of $25.9 million, equivalent to the fourth quarter 2021
•
GAAP gross profit margin of 50.3%
•
GAAP net income of $2.1 million or $0.11 per diluted share
•
Non-GAAP net income of $3.0 million or $0.16 per diluted share
•
Adjusted EBITDA increased 21.7% year-over-year to $3.7 million
•
Launched new features in the SeeHawk™ Central cloud platform which simplifies the tracking, review and approval of public safety network coverage testing

Full Year 2022 Highlights

•
Revenues of $99.4 million were 13.2% higher compared to the prior year
•
GAAP gross profit margin of 46.0%
•
GAAP net income of $2.9 million or $0.15 per diluted share
•
Non-GAAP net income of $7.7 million or $0.41 per diluted share
•
Adjusted EBITDA increased 26.8% year-over-year to $10.7 million
•
Released multiple mission critical application products throughout the year, targeting diverse end markets including rail, electric vehicles and agriculture applications
•
Streamlined sales organization to gain scale as well as support global distribution networks

David Neumann, Chief Executive Officer, commented, “I am very proud of our team’s performance in 2022, which reflected a year of sales growth driven by demand strength and strong execution through challenging macroeconomic conditions. We enjoyed numerous successes over the course of the year supported by the ongoing execution of our three-pronged growth strategy, including the launch of innovative products, expansion of our sales channels globally, and an increase in our market share by strong adoption of our integrated solutions by our customers. We released a major update to the SeeHawk™ Central cloud-based software platform to improve support for public safety testing, along with multiple new, high-reliability and mission critical products including our MultiFin 7-in-1 antenna, and CMTA antenna portfolio. Additionally, we have grown our international customer base and distribution network, particularly in the European market, expanding PCTEL’s customer reach and end market opportunities. In 2023, we look forward to growing our Company while remaining on the forefront of innovation in the wireless technology space.”

Fourth Quarter & Full Year 2022 Financial Summary

Summary Financials	Q4’22	Q4’21	Change	FY’22	FY’21	Change
Revenue (000’s)	$25,922	$26,008	(0.3%)	$99,428	$87,807	13.2%
Gross Profit Margin %	50.3%	45.9%	440 bps	46.0%	46.1%	(10 bps)
Adjusted EBITDA (000’s)	$3,741	$3,074	21.7%	$10,725	$8,458	26.8%

GAAP Diluted EPS	$0.11	$0.02	$0.09	$0.15	$0.01	$0.14
Non-GAAP Diluted EPS	$0.16	$0.12	$0.04	$0.41	$0.27	$0.14

Fourth quarter 2022 revenues were $25.9 million, equivalent to the fourth quarter 2021. Fourth quarter 2022 antennas and industrial IoT device revenue was $16.4 million, a decrease of 14.2% year-over-year, partially due to high customer inventory levels. Fourth quarter 2022 Test & Measurement revenue was $9.9 million, an increase of 37.7% year-over-year due to higher revenues for 5G products in the U.S. Fiscal 2022 revenues were $99.4 million, an increase of 13.2% compared to $87.8 million in fiscal 2021. The increase in revenue for fiscal 2022 was driven by double-digit growth in both segments. Fiscal 2022 Antennas and IIoT Devices revenue was $69.7 million, an increase of 10.5% year-over-year. Fiscal 2022 Test & Measurement revenue was $30.6 million, an increase of 18.9% year-over-year.

Fourth quarter 2022 GAAP gross profit margin was 50.3%, compared to 45.9% in the fourth quarter of 2021. The higher gross profit margin was due to a higher mix of Test & Measurement products. Fiscal 2022 gross profit margin was 46.0%, compared to 46.1% in fiscal 2021.

Adjusted EBITDA in the fourth quarter increased to $3.7 million compared to $3.1 million in the fourth quarter of 2021. Adjusted EBITDA in fiscal 2022 increased to $10.7 million compared to $8.5 million in fiscal 2021.

Fourth quarter 2022 GAAP net income was $2.1 million or diluted earnings per share of $0.11 compared to GAAP net income of $0.3 million or $0.02 per share in the fourth quarter of 2021. A reversal of allowances related to deferred income taxes contributed $0.02 per share during the fourth quarter 2022. Non-GAAP net income was $3.0 million, or $0.16 diluted earnings per share, compared to $2.1 million or $0.12 per share in the fourth quarter of 2021.

Fiscal 2022 GAAP net income was $2.9 million or diluted earnings per share of $0.15 compared to GAAP net income of $0.2 million or $0.01 per share during fiscal 2021. A reversal of allowances related to deferred income taxes contributed $0.04 per share during the full year 2022. Non-GAAP net income was $7.7 million, or $0.41 diluted earnings per share, compared to $5.0 million or $0.27 per share during fiscal 2021.

Cash, cash equivalents and investments were $30.0 million as of December 31, 2022, a decrease of approximately $0.8 million as compared to December 31, 2021.

First Quarter 2023 Outlook

The following ranges represent PCTEL’s current expectations for the first quarter 2023 based upon available data and estimates.

•
Revenue: $22.0 million to $23.0 million
•
Non-GAAP Gross Margin: 47% to 48%
•
Non-GAAP EPS: $0.05 to $0.07

Kevin McGowan, Chief Financial Officer, explained, “We are pleased with the underlying strength with which we exited the fourth quarter and progress into 2023. Our leading wireless technology solutions enable us to serve customers in the utilities, rail, 5G and public safety sectors, supporting critical applications that require reliable connectivity. For the first quarter of 2023, we anticipate lower sequential revenue due to typical seasonality effects; however, we maintain a positive outlook for the remainder of the year. Our healthy balance sheet provides us with the financial flexibility to support the growth of our business and execution of our strategy.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events. The call can also be accessed by dialing (888) 506-0062 (United States/Canada) or (973) 528-0011 (International), access code: 209567.

Replay: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), access code: 47628.

About PCTEL

PCTEL is a leading global provider of wireless technology solutions, including purpose-built Industrial IoT devices, antenna systems, and test and measurement products. Trusted by our customers for over 29 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna and Industrial IoT product line and our test & measurement product line through execution of our three growth strategies; the ability of the Company to continue to innovate new products for its product lines; the impact of development and adoption of wireless solutions in the public safety, rail, logistics, agriculture, utilities, and electric vehicle markets on our revenue generation; our ability to expand our product lines in the European market and through distribution channels; the anticipated demand for certain products, including those related to public safety, industrial IoT, 5G (e.g., the Gflex); and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including higher than expected inflation; an economic recession in the Americas or globally; the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the pandemic and the impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to expand its European presence and benefit from additional antenna and Industrial IoT product offerings from Smarteq; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL, Gflex®, HBflex, and SeeHawk are trademarks or registered trademarks of PCTEL, Inc. © 2023 PCTEL, Inc. All rights reserved.

PCTEL Company Contacts

Kevin McGowan

CFO

PCTEL, Inc.

(630) 339-2051

PCTEL Investor Relations Contact

Lisa Fortuna or Ashley Gruenberg

Alpha IR Group

312-445-2870

PCTI@alpha-ir.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$7,736	$8,192
Short-term investment securities	22,254	22,562
Accounts receivable, net of allowances of $132 and $64 at December 31, 2022 and December 31, 2021, respectively	18,853	18,905
Inventories, net	18,918	13,691
Prepaid expenses and other assets	1,861	1,747
Total current assets	69,622	65,097

Property and equipment, net	10,004	11,949
Goodwill	5,935	6,334
Intangible assets, net	1,045	1,579
Other noncurrent assets	3,269	2,438
TOTAL ASSETS	$89,875	$87,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,648	$5,360
Accrued liabilities	12,605	11,117
Total current liabilities	17,253	16,477
Long-term liabilities	3,624	3,999
Total liabilities	20,877	20,476
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
December 31, 2022 and December 31, 2021, respectively, and 18,748,529 and 18,238,030
shares issued and outstanding at December 31, 2022 and December 31, 2021	19	18
Additional paid-in capital	128,370	123,998
Accumulated deficit	(57,941)	(56,735)
Accumulated other comprehensive loss	(1,450)	(360)
Total stockholders’ equity	68,998	66,921
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$89,875	$87,397

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

REVENUES	$25,922	$26,008	$99,428	$87,807
COST OF REVENUES	12,884	14,063	53,695	47,329
GROSS PROFIT	13,038	11,945	45,733	40,478
OPERATING EXPENSES:
Research and development	3,050	3,604	12,833	13,358
Sales and marketing	3,837	3,829	14,747	13,327
General and administrative	4,119	3,216	14,517	12,444
Amortization of intangible assets	62	76	263	210
Restructuring expenses	0	841	1,309	900
Total operating expenses	11,068	11,566	43,669	40,239
OPERATING INCOME	1,970	379	2,064	239
Other income (expense), net	102	(37)	431	(47)
INCOME BEFORE INCOME TAXES	2,072	342	2,495	192
(Benefit) Expense for income taxes	22	22	(374)	39
NET INCOME	$2,050	$320	$2,869	$153

Net Income per Share:
Basic	0.11	0.02	0.16	0.01
Diluted	0.11	0.02	0.15	0.01
Weighted Average Shares:
Basic	18,265	17,899	18,150	18,017
Diluted	18,576	17,930	18,529	18,122

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Years Ended December 31,
	2022	2021
Operating Activities:
Net income	$2,869	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,811	3,027
Intangible asset amortization	336	267
Stock-based compensation	3,988	2,921
Loss on disposal of property and equipment	1	113
Restructuring costs	(291)	353
Bad debt provision	85	(44)
Changes in operating assets and liabilities:
Accounts receivable	(275)	(896)
Inventories	(5,533)	(2,481)
Prepaid expenses and other assets	153	531
Deferred tax assets	(909)	0
Accounts payable	(605)	14
Income taxes payable	430	3
Other accrued liabilities	1,127	1,417
Deferred revenue	(39)	295
Net cash provided by operating activities	4,148	5,673
Investing Activities:
Capital expenditures	(809)	(2,330)
Purchases of investments	(25,993)	(25,928)
Redemptions/maturities of short-term investments	26,301	38,588
Cash paid for acquisition, net of cash acquired	0	(6,277)
Net cash (used in) provided by investing activities	(501)	4,053
Financing Activities:
Proceeds from issuance of common stock	797	840
Payment of withholding tax on stock-based compensation	(412)	(786)
Principal payments on finance leases	(61)	(73)
Purchase of common stock from repurchase program	0	(3,193)
Cash dividends	(4,075)	(4,034)
Net cash used in financing activities	(3,751)	(7,246)

Net (decrease) increase in cash and cash equivalents	(104)	2,480
Effect of exchange rate changes on cash	(352)	(49)
Cash and cash equivalents, beginning of period	8,192	5,761
Cash and Cash Equivalents, End of Period	$7,736	$8,192

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended December 31, 2022				Year Ended December 31, 2022
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$16,352	$9,867	$(297)	$25,922	$69,662	$30,565	$(799)	$99,428

GROSS PROFIT	$5,858	$7,194	$(15)	$13,037	$23,293	$22,660	$(220)	$45,733

GAAP GROSS PROFIT %	35.8%	72.9%		50.3%	33.4%	74.1%		46.0%

Non-GAAP adjustments:
Amortization of inventory step-up	0.0%	0.0%		0.0%	0.0%	0.0%		0.0%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.3%	0.2%		0.2%	0.2%	0.2%		0.2%
Non-GAAP GROSS PROFIT %	36.2%	73.1%		50.6%	33.8%	74.3%		46.3%

	Three Months Ended December 31, 2021				Year Ended December 31, 2022
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$19,054	$7,164	$(210)	$26,008	$63,025	$25,704	$(922)	$87,807

GROSS PROFIT	$6,454	$5,535	$(44)	$11,945	$21,031	$19,592	$(145)	$40,478

GAAP GROSS PROFIT %	33.9%	77.3%		45.9%	33.4%	76.2%		46.1%

Non-GAAP adjustments:
Amortization of inventory step-up	0.4%	0.0%		0.3%	0.8%	0.0%		0.6%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.1%	0.4%		0.3%	0.2%	0.6%		0.3%
Non-GAAP GROSS PROFIT %	34.5%	77.7%		46.6%	34.4%	76.8%		47.0%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.
The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income to Non-GAAP operating income

		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Operating Income	$1,970	$379	$2,064	$239

(a)	Add:
	Amortization of inventory step-up to fair value	0	78	0	493
	Amortization of intangible assets
	-Cost of revenues	17	21	73	57
	-Operating expenses	62	76	263	210
	Restructuring expenses	0	841	1,309	900
	Stock compensation expenses:
	-Cost of revenues	56	82	213	268
	-Research and development	160	159	632	543
	-Sales & marketing	152	199	845	658
	-General & administrative	613	451	2,298	1,452
	Acquisition related expenses	131	18	217	611
		1,191	1,925	5,850	5,192
	Non-GAAP Operating Income	$3,161	$2,304	$7,914	$5,431
	% of revenue	12.2%	8.9%	8.0%	6.2%

Reconciliation of GAAP net income to Non-GAAP net income

		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Net Income	$2,050	$320	$2,869	$153

	Adjustments:
(a)	Non-GAAP adjustments to operating income	1,191	1,925	5,850	5,192
(b)	Income Taxes	(239)	(159)	(1,042)	(392)
		952	1,766	4,808	4,800
	Non-GAAP Net Income	$3,002	$2,086	$7,677	$4,953

	Non-GAAP Income per Share:
	Basic	$0.16	$0.12	$0.42	$0.27
	Diluted	$0.16	$0.12	$0.41	$0.27

	Weighed Average Shares:
	Basic	18,265	17,899	18,150	18,017
	Diluted	18,576	17,930	18,529	18,122

This schedule reconciles the Company's GAAP operating income to its Non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses. The adjustments to GAAP net income include the Non-GAAP adjustments to operating income as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP operating expenses	$11,068	$11,566	$43,669	$40,239
Stock compensation expenses	(925)	(809)	(3,775)	(2,653)
Amortization of intangible assets	(62)	(76)	(263)	(210)
Restructuring expenses	0	(841)	(1,309)	(900)
Acquisition related expenses	(131)	(18)	(217)	(611)
Non-GAAP Operating expenses	$9,950	$9,822	$38,105	$35,865

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating income to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Operating income	$1,970	$379	$2,064	$239

Add:
Amortization of inventory step-up to fair value	0	78	0	493
Depreciation and amortization	580	770	2,811	3,027
Intangible amortization	79	97	336	267
Restructuring expenses	0	841	1,309	900
Stock compensation expenses	981	891	3,988	2,921
Acquisition related expenses	131	18	217	611
Adjusted EBITDA	$3,741	$3,074	$10,725	$8,458
% of revenue	14.4%	11.8%	10.8%	9.6%

This schedule reconciles the Company's GAAP operating income to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.